Exhibit (h.1.)

Transfer Agency and Shareholder Services Agreement

Amendment No. 3

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 3 To Transfer Agency And Shareholder Services Agreement, dated as of May 19, 2016 (“Amendment No. 3”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each of the registered investment companies signing below (each, an “Investment Company”, and collectively, the “Investment Companies”), on their own behalf and, to the extent an Investment Company has one or more Portfolios listed on Exhibit B hereto, on their behalf as well.

Background

BNYM and the Investment Companies previously entered into the Transfer Agency And Shareholder Services Agreement, dated as of June 30, 2012 and Amendment No. 1 to Transfer Agency and Shareholder Services Agreement, dated December 31, 2012 and Amendment No. 2 to Transfer Agency and Shareholder Services Agreement, dated March 24, 2015 (collectively, the “Amended Agreement”). The parties wish to amend the Amended Agreement as set forth in this Amendment No. 3.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.      Modifications to Amended Agreement. The Amended Agreement is hereby amended by deleting Schedule B and replacing it in its entirety with the Schedule B attached to Amendment No. 3 to Transfer Agency And Shareholder Services Agreement, dated as of May 19, 2016, between BNYM and the Investment Companies.

2.      Adoption of Amended Agreement by New Portfolios. Each Portfolio that has been added to Schedule B by virtue of this Amendment No. 3 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 3, it becomes and is a party to the Amended Agreement as amended by this Amendment No. 3 as of the date first written above, or if BNYM commenced providing services to the Portfolio prior to the date first written above, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Portfolio” has the same meaning in this Amendment No. 3 as it has in the Amended Agreement.

2.      Remainder of Amended Agreement. Except as specifically modified by this Amendment No. 3, all terms and conditions of the Amended Agreement shall remain in full force and effect.

3.      Governing Law. The governing law of the Amended Agreement shall be the governing law of this Amendment No. 3.

4.      Entire Agreement. This Amendment No. 3 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Amended Agreement with respect to such subject matter.

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5.      Facsimile Signatures; Counterparts. This Amendment No. 3 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 3 or of executed signature pages to this Amendment No. 3 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 3.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By: /s/ William Blatchford

Name: William Blatchford

Title: Managing Director

SIT LARGE CAP GROWTH FUND, INC.

SIT MID CAP GROWTH FUND, INC.

SIT MUTUAL FUNDS, INC.

SIT MUTUAL FUNDS II, INC.

SIT U.S. GOVERNMENT SECURITIES FUND, INC.

Each Investment Company Acting On its Own Behalf and,

to the extent an Investment Company has one or more

Portfolios listed on Exhibit B hereto, On Behalf of its Portfolios.

By: /s/ Paul E. Rasmussen

Name: Paul E. Rasmussen

Title: Vice President

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SCHEDULE B

(Dated: May 19, 2016)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of June 30, 2012 between BNY Mellon Investment Servicing (US) Inc. and each of the Investment Companies and Portfolios listed on this Schedule B, as it may be amended from time to time.

Investment Companies / Portfolios

Sit Mid Cap Growth Fund, Inc.

Sit Large Cap Growth Fund, Inc.

Sit U.S. Government Securities Fund, Inc.

Sit Mutual Funds, Inc.

      Sit International Growth Fund (series A)

      Sit Balanced Fund (series B)

      Sit Developing Markets Growth Fund (series C)

      Sit Small Cap Growth Fund (series D)

      Sit Dividend Growth Fund (series G)

      Sit Global Dividend Growth Fund (series H)

      Sit Small Cap Dividend Growth Fund (series I)

      Sit ESG Growth Fund (series J)*

Sit Mutual Funds II, Inc.

      Sit Tax-Free Income Fund (series A)

      Sit Minnesota Tax-Free Income Fund (series B)

      Sit Quality Income Fund (series E)

*          Effective as of June 30, 2016 or, upon written notification to BNYM by Sit Mutual Funds, Inc., upon such other date as of which Sit Mutual Funds, Inc. determines that this Fund will be available to investors and the services will commence.

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